Exhibit 8.1

October 25, 2007

Navios Maritime Partners L.P.

85 Akti Miaouli Street

Piraeus, Greece 185 38

RE:	NAVIOS MARITIME PARTNERS L.P. REGISTRATION STATEMENT ON FORM F-1

Ladies and Gentlemen:

We have acted as counsel for Navios Maritime Partners L.P. (the “Partnership”), a Marshall Islands limited partnership, with respect to certain legal matters in connection with the offer and sale by the Partnership (the “Offering”) of up to 11,500,000 common units of the Partnership (the “Common Units”) pursuant to the Registration Statement on Form F-1 relating to the Offering (the “Registration Statement”). In connection therewith, we prepared the discussions set forth under the captions “Risk Factors—Tax Risks,” “Business—Taxation of the Partnership,” and “Material U.S. Federal Income Tax Considerations” in the Registration Statement (collectively, the “Discussions”).

All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement, in all cases qualified by the limitations contained in the Discussions. In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided are accurate discussions of such U.S. federal income tax matters (except for the representations and statements of fact of the Partnership included in such Discussions, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel 212.237.0000 Fax 212.237.0100 www.velaw.com